EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot First-Quarter Financial Results Exceed Expectations
Home Robot Revenue Grew in All Three Regions; Up 17% in the First Quarter Over Last Year

BEDFORD, Mass., April 22, 2014 - iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the first quarter ended March 29, 2014.

“We kicked off 2014 with an excellent quarter. The results and outlook for our Home Robot business are excellent. We were very excited to announce the availability of our Ava 500 video collaboration robot, and our Defense & Security business performed as expected,” said Colin Angle, chairman and chief executive officer of iRobot.

“Based on our Q1 results and our outlook for the rest of 2014, we are reaffirming our full-year financial expectations of revenue between $560 and $570 million, EPS of $1.00 to $1.15 and Adjusted EBITDA of $74 to $78 million, or roughly 14 percent of revenue. These expectations are a strong next step in progressing towards our three-year targets.”

Financial Results

•	Revenue for the first quarter of 2014 was $114.2 million, compared with $106.2 million for the first quarter of 2013.

•	Net income in the first quarter of 2014 was $5.3 million, compared with net income of $8.4 million in the first quarter of 2013.

•	Quarterly earnings per share were $0.18, compared with earnings per share of $0.29 in the first quarter of 2013. Q1 2013 EPS included an $0.08 benefit from investment tax credits.

•	Adjusted EBITDA for the first quarter of 2014 was $14.2 million, compared with $15.2 million in the first quarter of 2013.

Business Highlights

•
Home Robot business delivered excellent growth on an ever-increasing base. Home robot revenue growth in all three geographic regions contributed to year-over-year growth of 17 percent for the first quarter over last year.

•	Launched the revolutionary new Roomba 880 in limited domestic retailers and select European and Asian markets; Scooba 450 floor scrubbing robot was launched on our website in January.

•	In April, received the first orders for Ava 500 video collaboration robot, launched in March in the United States, Canada and limited European markets through select certified Cisco resellers.

Financial Expectations

Management provides the following expectations with respect to the second quarter ending June 28, 2014 and fiscal year ending December 27, 2014.

Q2 2014:
Revenue	$138 - $145 million
Earnings Per Share	$0.15 - $0.25
Adjusted EBITDA	$13 - $17 million

Fiscal Year 2014:
Revenue	$560 - $570 million
Earnings Per Share	$1.00 - $1.15
Adjusted EBITDA	$74 - $78 million

First-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the first fiscal quarter 2014, business outlook, and outlook for second-quarter and fiscal year 2014 financial performance. Pertinent details include:

Date:	Wednesday, April 23, 2014
Time:	8:30 a.m. ET
Call-In Number:	847-619-6396
Passcode:	35939102

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-EventDetails&EventId=5041607. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through April 30, and can be accessed by dialing 630-652-3042, passcode 35939102#.

About iRobot Corp.
iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, its defense & security robots protect those in harm’s way, and its remote presence robots enable virtual presence from anywhere in the world. iRobot’s consumer and military robots feature proprietary technologies incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance, future operating performance and growth, outlook for our businesses, and anticipated revenue, earnings per share and Adjusted EBITDA for fiscal year 2014 and the second quarter ending June 28, 2014. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, market acceptance of our products, our dependence on the U.S. federal government and government contracts, the timing of government contracts and orders, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.
This press release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expense, net intellectual property litigation expense, restructuring expense, and stock-based compensation expense. A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 29, 2014	March 30, 2013
Revenue	$114,204	$106,195
Cost of Revenue	62,494	59,668
Gross Margin	51,710	46,527
Operating Expense
Research & development	16,934	14,408
Selling & marketing	14,532	10,697
General & administrative	12,264	12,458
Total	43,730	37,563
Operating income	7,980	8,964
Other income (expense), net	(187)	(96)
Income before income taxes	7,793	8,868
Income tax expense	2,513	513
Net income	$5,280	$8,355

Net income per common share:
Basic	$0.18	$0.30
Diluted	$0.18	$0.29

Shares used in per common share calculations:
Basic	29,189	27,930
Diluted	30,033	28,558

Stock-based compensation included in above figures:
Cost of revenue	$169	$118
Research & development	731	501
Selling & marketing	338	366
General & administrative	1,840	1,944
Total	$3,078	$2,929

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 29, 2014	December 28, 2013

Assets
Cash and equivalents	$154,824	$165,404
Short term investments	30,540	21,954
Accounts receivable, net	36,540	39,348
Unbilled revenues	931	856
Inventory	41,390	46,107
Deferred tax assets	19,950	20,144
Other current assets	10,436	6,848
Total current assets	294,611	300,661
Property, plant and equipment, net	25,119	23,661
Deferred tax assets	10,433	10,095
Goodwill	48,751	48,751
Intangible assets, net	21,764	22,668
Other assets	10,501	10,501
Total assets	$411,179	$416,337

Liabilities and stockholders' equity
Accounts payable	$34,221	$41,344
Accrued expenses	13,563	14,880
Accrued compensation	7,744	19,606
Deferred revenue and customer advances	4,420	5,085
Total current liabilities	59,948	80,915
Long term liabilities	4,414	4,733
Stockholders' equity	346,817	330,689
Total liabilities and stockholders' equity	$411,179	$416,337

iRobot Corporation
Consolidated Statement of Cash Flows
(unaudited, in thousands)

	For the three months ended
	March 29, 2014	March 30, 2013
Cash flows from operating activities:
Net income	$5,280	$8,355
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,142	3,284
Loss on disposal of property and equipment	(10)	182
Stock-based compensation	3,078	2,929
Deferred income taxes, net	1,912	(449)
Tax benefit of excess stock based compensation deductions	(2,231)	(43)
Non-cash director deferred compensation	11	11
Changes in operating assets and liabilities — (use) source
Accounts receivable	2,808	2,133
Unbilled revenue	(75)	(1,056)
Inventory	4,080	4,805
Other assets	(3,588)	(983)
Accounts payable	(7,924)	(12,711)
Accrued expenses	(1,399)	379
Accrued compensation	(11,862)	(4,867)
Deferred revenue and customer advances	(665)	(2,628)
Change in long term liabilities	(319)	815
Net cash provided by (used in) operating activities	(7,762)	156

Cash flows from investing activities:
Purchase of property and equipment	(2,177)	(1,077)
Change in other assets	—	(2,000)
Purchases of investments	(11,211)	(2,547)
Sales of investments	2,500	1,000
Net cash used in investing activities	(10,888)	(4,624)

Cash flows from financing activities:
Proceeds from stock option exercises	6,957	1,744
Income tax withholding payment associated with restricted stock vesting	(1,118)	(513)
Tax benefit of excess stock based compensation deductions	2,231	43
Net cash provided by financing activities	8,070	1,274

Net decrease in cash and cash equivalents	(10,580)	(3,194)
Cash and cash equivalents, at beginning of period	165,404	126,770
Cash and cash equivalents, at end of period	$154,824	$123,576

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended
	March 29, 2014	March 30, 2013

Revenue: *
Home Robots	$108,035	$92,699
Domestic	$41,030	$31,391
International	$67,005	$61,308

Defense & Security	$5,602	$11,100
Domestic	$3,191	$9,112
International	$2,411	$1,988

Product	$5,592	$8,035
Contract	$10	$3,065

Product Life Cycle	$3,533	$6,083

Gross Margin Percent:
Home Robots	50.4%	48.2%
Defense & Security	37.2%	47.5%
Total Company	45.3%	43.8%

Units shipped:
Home Robots *	465	421
Defense & Security	38	18

Average gross selling prices for robot units:
Home Robots	$243	$230
Defense & Security *	$54	$108

Defense & Security Funded Product Backlog *	$12,444	$30,110

Days sales outstanding	30	25

Days in inventory	61	51

Headcount	539	531

* in thousands

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended
	March 29, 2014	March 30, 2013

Net income	$5,280	$8,355

Interest income, net	(145)	(164)
Income tax expense	2,513	513
Depreciation	2,167	2,219
Amortization	975	1,065

EBITDA	10,790	11,988

Stock-based compensation expense	3,078	2,929
Merger and acquisition expense	—	280
Net intellectual property litigation expense	369	33
Restructuring expense	—	—

Adjusted EBITDA	$14,237	$15,230

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expenses, restructuring expenses and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 Ù 781.430.3000 Ù Fax 781.430.3001 Ù www.irobot.com